SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2014

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 30, 2014, Jones Lang LaSalle Incorporated (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).

Of the 44,541,609 total shares of common stock of the Company that were issued and outstanding on March 17, 2014, the record date for the Meeting, 41,249,677 shares, constituting 92.60% of the total outstanding shares, were represented in person or by proxy at the Meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below based on the information we received on the day of the meeting from our vote tabulator, Broadridge Investor Communications.

1.	The ten nominees for Directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2015, as follows:

Nominee	For	Against	Abstain
Hugo Bagué	37,719,369	22,193	108,353
Colin Dyer	37,719,801	23,773	106,341
Dame DeAnne Julius	37,718,761	22,686	108,468
Kate S. Lavelle	37,718,606	23,824	107,485
Ming Lu	37,586,501	155,590	107,824
Martin H. Nesbitt	37,717,931	23,824	108,160
Sheila A. Penrose	37,610,716	132,919	106,280
Shailesh Rao	37,714,386	27,614	107,915
David B. Rickard	37,717,667	23,969	108,279
Roger T. Staubach	37,621,924	120,638	107,353

In the case of each nominee for Director, there were also 3,399,762 broker non-votes.

2.	The non-binding advisory proposal regarding executive compensation (“say on pay”) was approved by the following shareholder vote:

For	Against	Abstain
37,435,089	298,813	116,013

There were 3,399,762 broker non-votes on this proposal.

3.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2014 was ratified by the following shareholder vote:

For	Against	Abstain
40,804,865	338,738	106,074

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2014	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

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